Exhibit 99.1

Announces 2013 Fourth Quarter and Full Year Results

DENVER, Colorado (March 7, 2014) - Summit Materials, LLC today announced results for the quarter and year ended December 28, 2013.

Notable items for the quarter include (all comparisons are with the fourth quarter of 2012):

•	Revenue increased 2.9% to $238.3 million.

•	Aggregate and ready-mixed concrete volumes increased 14% and 28%, respectively. Cement and asphalt volumes decreased 28% and 9%, respectively.

•	$68.2 million of goodwill impairment charges recognized. Excluding the goodwill impairment charge, operating earnings decreased $2.9 million.

Notable items for the year (all comparisons are with 2012):

•	Product revenue increased $4.8 million; total revenue was slightly down by 1.1%.

•	Aggregate and ready-mixed concrete volumes increased 5% and 9%, respectively, while cement and asphalt volumes declined 4% and 14%, respectively.

•	Pricing increased for each of our product lines.

•	$68.2 million of goodwill impairment charges recognized. Excluding the goodwill impairment charge, operating earnings improved $4.8 million.

2013 Financial Results Compared to 2012

Tom Hill, the CEO of Summit Materials, stated, “This year we were pleased with our performance. A safety-first culture helped us improve in each of our key safety metrics. We were able to achieve a slight improvement in product revenue of $4.8 million, or 0.8%, compared to last year. Excluding the fourth quarter goodwill impairment charges of $68.2 million, our operating earnings improved by $4.8 million. Adjusted EBITDA increased by $16.4 million from 2012. Our product pricing increased in many of our markets in Texas, Missouri, Kentucky and Kansas. As a result of our focus on lower-volume, higher-margin contracts, disciplined integration of strategic acquisitions in Kansas and Utah and a continued focus on costs, we enjoyed improved margins from 2012. Weather conditions in the first half of 2013 were not favorable; however, we have a strong backlog going into 2014, with our aggregates backlog 33% higher than at this point last year. In addition, we increased our footprint in Texas with our January acquisition of Alleyton Resources, an aggregates and ready-mixed concrete business in Houston that we believe is well-positioned to serve that growing market.”

Central Region Results

The Central Region’s revenue increased 9.1% due to higher aggregate, asphalt and ready-mixed concrete volumes and pricing improvements in aggregates, ready-mixed concrete and cement. Adjusted EBITDA improved by $7.2 million due to the revenue growth and reduced stripping costs.

West Region Results

The West Region’s revenue declined 12.1% due to a shift to lower-volume, higher-margin projects and a reduction in grading and structural projects. Despite the reduction in sales, Adjusted EBITDA in the West Region increased $14.2 million. This was primarily driven by improved margins on aggregates, asphalt and ready-mixed concrete and improved performance in the Texas construction services business.

East Region Results

The East Region’s revenue increased $21.2 million, while Adjusted EBITDA increased $4.4 million. This region saw growth in aggregate and asphalt volumes. The increase in Adjusted EBITDA was driven by increased aggregate pricing and various cost savings initiatives.

Liquidity and Capital Resources

Our primary sources of liquidity include cash on-hand, cash provided by our operations and amounts available for borrowing under our credit facilities. As of December 28, 2013, we had $14.9 million in cash and working capital of $85.4 million as compared to cash and working capital of $27.4 million and $114.4 million at December 29, 2012, respectively. We calculate working capital as current assets less current liabilities, excluding the current portion of long term debt and outstanding borrowings on our revolver facility. As of December 28, 2013, our remaining borrowing capacity on our senior secured revolving credit facility was $105.7 million, net of $18.3 million of outstanding letters of credit.

Given the seasonality of our business, we typically experience significant fluctuations in working capital needs and balances throughout the year. Our working capital requirements generally increase during the first half of the year as we build up inventory and focus on repair and maintenance and other set up costs for the upcoming season. Working capital levels then decrease as we wind down the construction season and enter the winter months, which is when we see significant inflows of cash from the collection of receivables.

Free cash outflow utilization, a non-GAAP measure defined as operating cash outflow less net capital expenditures, was $16.5 million and $25.6 million in the years ended December 28, 2013 and December 29, 2012, respectively. Free cash outflow in 2013, as compared to 2012, was affected by increased investment of $13.3 million in capital projects. In 2013, we continued development of an underground mine and built a storage dome for our cement business based in Hannibal, Missouri and installed a new hot mix asphalt plant on-line in Austin, Texas.

Our growth strategy considers future acquisitions for which we believe we have access to sufficient capital through committed funds from our sponsors, Blackstone Capital Partners V L.P. and Silverhawk Summit, L.P., and our borrowing capacity.

On January 17, 2014, we issued $260.0 million of 10.5% senior notes due 2020. Proceeds from the notes were used to acquire Alleyton Resources, pay down outstanding borrowings on our senior secured revolving credit facility and for general corporate purposes.

About Summit Materials, LLC

We are a leading, vertically-integrated, geographically-diverse heavy-side building materials company. We supply aggregates, cement and related downstream products such as ready-mixed concrete, asphalt paving mix, concrete products and paving and related construction services to a variety of end-uses in the U.S. construction industry, including public infrastructure projects, as well as private residential and non-residential construction. Summit has executed 28 transactions since 2009. Our eight operating companies make up our three distinct geographic regions that span 16 states and 23 metropolitan statistical areas.

For more information about Summit Materials, LLC refer to the Company’s website at http://www.summit-materials.com. The information contained on our website is not incorporated herein by reference.

Conference Call Information

The Company will conduct a conference call at 11:00 a.m. Eastern Time (9:00 a.m. Mountain Time) on Friday, March 7, 2014. Interested parties may access this event at https://viavid.webcasts.com/starthere.jsp?ei=1029782.

For those investors without online web access, the conference call may also be accessed at:

Conference ID:	4668808
Domestic:	1-877-941-4774
International:	1-480-629-9760

Non-GAAP Financial Measures

We have included certain non-GAAP financial measures in this release including Adjusted EBITDA and Pro Forma Adjusted EBITDA, because we believe that they provide investors with additional information to measure our performance, evaluate our ability to service our debt and evaluate certain flexibility under our restrictive covenants. Our senior secured credit facilities use Pro Forma Adjusted EBITDA to measure compliance with covenants such as interest coverage and debt incurrence and the indenture governing our senior notes uses Adjusted EBITDA in connection with our debt incurrence and restricted payment capacity. Our chief operating decision maker also considers our free cash flow as a measure of operating performance. We define free cash flow as net cash provided by (used for) operating activities less purchases of property, plant and equipment. Our use of the terms Adjusted EBITDA, Pro Forma Adjusted EBITDA and free cash flow may vary from the use of such terms by others in our industry and should not be considered as alternatives to net loss, operating (loss) income, revenue or any other performance measures derived in accordance with GAAP as measures of operating performance or to cash flows as measures of liquidity.

Adjusted EBITDA, Pro Forma Adjusted EBITDA and free cash flow and other non-GAAP measures have important limitations as analytical tools, and you should not consider them in isolation or as substitutes for analysis of our results as reported under GAAP. Some of the limitations of Adjusted EBITDA, Pro Forma Adjusted EBITDA and free cash flow are that these measures do not reflect: (i) changes in, or cash requirements for, our working capital needs; (ii) the significant interest expense or cash requirements necessary to service interest and principal payments on our debt; and (iii) any cash requirements for the replacement cost of assets being depreciated or amortized. Because of these limitations, we rely primarily on our GAAP results and use Adjusted EBITDA, Pro Forma Adjusted EBITDA and free cash flow only supplementally.

Adjusted EBITDA, Pro Forma Adjusted EBITDA and free cash flow reflect an additional way of viewing aspects of our business that, when viewed with our GAAP results and the accompanying reconciliations to GAAP financial measures included in the tables attached to this press release, may provide a more complete understanding of factors and trends affecting our business. However, non-GAAP financial measures should not be construed as being more important than other comparable GAAP financial measures and must be considered in conjunction with the GAAP measures. In addition, non-GAAP financial measures are not standardized; therefore, it may not be possible to compare such financial measures with other companies’ non-GAAP financial measures having the same or similar names. We strongly encourage investors to review our consolidated financial statements in their entirety and not rely on any single financial measure.

Reconciliations of Adjusted EBITDA and Pro Forma Adjusted EBITDA to net income (loss) and from free cash flow to cash flows from operations are included in the tables attached to this press release.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the federal securities laws, which involve risks and uncertainties. Forward-looking statements include all statements that do not relate solely to historical or current facts, and you can identify forward-looking statements because they contain words such as “believes,” “expects,” “may,” “will,” “should,” “seeks,” “intends,” “plans,” “estimates,” “projects” or “anticipates” or similar expressions that concern our strategy, plans or intentions. Any and all statements made relating to our estimated and projected earnings, margins, costs, expenditures, cash flows, sales volumes and financial results are forward-looking statements. These forward-looking statements are subject to risks and uncertainties that may change at any time, and, therefore, our actual results may differ materially from those expected. We derive many of our forward-looking statements from our operating budgets and forecasts, which are based upon many detailed assumptions. While we believe that our assumptions are reasonable, it is very difficult to predict the impact of known factors, and, of course, it is impossible to anticipate all factors that could affect our actual results.

In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by us or any other person that the results or conditions described in such statements or our objectives and plans will be achieved. Important factors could affect our results and could cause results to differ materially from those expressed in our forward-looking statements, including but not limited to the factors discussed in the section entitled “Risk Factors” in our annual report on Form 10-K for the fiscal year ended December 28, 2013, filed with the Securities and Exchange Commission (the “SEC”) as such factors may be updated from time to time in our periodic filings with the SEC.

All subsequent written and oral forward-looking statements attributable to us, or persons acting on our behalf, are expressly qualified in their entirety by these cautionary statements.

We undertake no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law.

SUMMIT MATERIALS, LLC AND SUBSIDIARIES

Consolidated Balance Sheets

(In thousands)

	December 28,	December 29,
	2013	2012
Assets
Current assets:
Cash	$14,917	$27,431
Accounts receivable, net	99,337	100,298
Costs and estimated earnings in excess of billings	10,767	11,575
Inventories	96,432	92,977
Other current assets	13,181	10,068

Total current assets	234,634	242,349
Property, plant and equipment, net	831,778	813,607
Goodwill	127,038	179,120
Intangible assets, net	15,147	8,606
Other assets	39,197	37,531

Total assets	$1,247,794	$1,281,213

Liabilities, Redeemable Noncontrolling Interest and Member’s Interest
Current liabilities:
Current portion of debt	$30,220	$4,000
Current portion of acquisition-related liabilities	10,635	9,525
Accounts payable	72,104	61,634
Accrued expenses	57,251	49,822
Billings in excess of costs and estimated earnings	9,263	6,926

Total current liabilities	179,473	131,907
Long-term debt	658,767	635,843
Acquisition-related liabilities	23,756	23,919
Other noncurrent liabilities	77,480	84,266

Total liabilities	939,476	875,935

Redeemable noncontrolling interest	24,767	22,850
Member’s interest:
Member’s equity	486,896	484,584
Accumulated deficit	(198,511)	(94,085)
Accumulated other comprehensive loss	(6,045)	(9,130)

Member’s interest	282,340	381,369
Noncontrolling interest	1,211	1,059

Total member’s interest	283,551	382,428

Total liabilities, redeemable noncontrolling interest and member’s interest	$1,247,794	$1,281,213

SUMMIT MATERIALS, LLC AND SUBSIDIARIES

Consolidated Statements of Operations

(In thousands)

	Three Months Ended		Twelve Months Ended
	December 28,	December 29,
	2013 (unaudited)	2012 (unaudited)	December 28, 2013	December 29, 2012
Revenue:
Product	$146,227	$148,208	$593,570	$588,762
Service	92,040	83,426	322,631	337,492

Total revenue	238,267	231,634	916,201	926,254

Cost of revenue (excluding items shown separately below):
Product	102,636	106,795	430,172	444,569
Service	71,218	61,830	246,880	268,777

Total cost of revenue	173,854	168,625	677,052	713,346

General and administrative expenses	34,781	32,029	142,000	127,215
Goodwill impairment	68,202	—	68,202	—
Depreciation, depletion, amortization and accretion	18,357	17,435	72,934	68,290
Transaction costs	815	223	3,990	1,988

Operating (loss) income	(57,742)	13,322	(47,977)	15,415
Other income, net	(749)	(891)	(1,737)	(1,182)
Loss on debt financings	—	1,224	3,115	9,469
Interest expense	14,063	14,662	56,443	58,079

Loss from continuing operations before taxes	(71,056)	(1,673)	(105,798)	(50,951)
Income tax (benefit) expense	(865)	(2,106)	(2,647)	(3,920)

(Loss) income from continuing operations	(70,191)	433	(103,151)	(47,031)
Loss from discontinued operations	271	535	528	3,546

Net loss	(70,462)	(102)	(103,679)	(50,577)
Net income attributable to noncontrolling interest	2,007	1,339	3,112	1,919

Net loss attributable to member of Summit Materials, LLC	$(72,469)	$(1,441)	$(106,791)	$(52,496)

SUMMIT MATERIALS, LLC AND SUBSIDIARIES

Consolidated Statements of Cash Flows

(In thousands)

	Twelve Months Ended
	December 28,	December 29,
	2013	2012
Cash flow from operating activities:
Net loss	$(103,679)	$(50,577)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation, depletion, amortization and accretion	75,927	72,179
Financing fee amortization	3,256	3,266
Share-based compensation expense	2,315	2,533
Deferred income tax benefit	(4,408)	(3,468)
Net loss on asset disposals	12,419	2,564
Goodwill impairment	68,202	—
Other	1,891	8,595
Decrease (increase) in operating assets, net of acquisitions:
Account receivable	9,884	5,201
Inventories	499	(1,726)
Costs and estimated earnings in excess of billings	196	6,931
Other current assets	(453)	3,494
Other assets	(1,708)	1,189
Increase (decrease) in operating liabilities, net of acquisitions:
Accounts payable	4,067	(6,076)
Accrued expenses	(742)	17,175
Billings in excess of costs and estimated earnings	1,998	2,589
Other liabilities	(3,252)	(1,590)

Net cash provided by operating activities	66,412	62,279

Cash flow from investing activities:
Acquisitions, net of cash acquired	(61,601)	(48,757)
Purchases of property, plant and equipment	(65,999)	(45,488)
Proceeds from the sale of property, plant and equipment	16,085	8,836
Other	—	69

Net cash used for investing activities	(111,515)	(85,340)

Cash flow from financing activities:
Net proceeds from debt issuance	230,817	713,361
Payments on long-term debt	(188,424)	(697,438)
Payments on acquisition-related liabilities	(9,801)	(7,519)
Other	(3)	(702)

Net cash provided by financing activities	32,589	7,702

Net decrease in cash	(12,514)	(15,359)
Cash – beginning of period	27,431	42,790

Cash – end of period	$14,917	$27,431

SUMMIT MATERIALS, LLC AND SUBSIDIARIES

Financial Highlights

(In thousands)

	Twelve Months Ended
	December 28,	December 29,
	2013	2012
Revenue by product:*
Aggregates	$159,019	$146,991
Cement	76,211	77,676
Ready-mixed concrete	112,878	100,941
Asphalt	219,811	242,458
Construction and paving	478,280	505,189
Other	(129,998)	(147,001)

Total revenue	$916,201	$926,254

*	Revenue by product includes intracompany sales transferred at market value. The elimination of intracompany transactions is included in Other.

	Twelve Months Ended
	December 28,	December 29,
	2013	2012
Revenue:
Central region	$329,621	$302,113
West region	426,195	484,922
East region	160,385	139,219

Total revenue	$916,201	$926,254

		Average Selling
		Prices in 2013
	Volume in 2013	Compared to
	Compared to 2012	2012
Aggregate	5%	7%
Cement	(4%)	3%
Ready-mixed concrete	9%	4%
Asphalt	(14%)	5%

SUMMIT MATERIALS, LLC AND SUBSIDIARIES

Reconciliations of Non-GAAP Financial Measures

(In thousands)

The tables below reconcile our net (loss) income to Adjusted EBITDA and presents Adjusted EBITDA by segment for the three and twelve month periods ended December 28, 2013 and December 29, 2012.

	Three Months Ended		Twelve Months Ended
	December 28,	December 29,	December 28,	December 29,
Reconciliation of Net Loss to Adjusted EBITDA	2013	2012	2013	2012
Net loss	$(70,462)	$(102)	$(103,679)	$(50,577)
Income tax (benefit) expense	(865)	(2,106)	(2,647)	(3,920)
Interest expense	14,063	14,662	56,443	58,079
Depreciation, depletion and amortization	18,177	17,201	72,217	67,665
Accretion	180	235	717	625
Goodwill impairment	68,202	—	68,202	—
Loss from discontinued operations	271	535	528	3,546

Adjusted EBITDA	$29,566	$30,425	$91,781	$75,418

Adjusted EBITDA by Segment
Central	$23,026	$20,590	$72,918	$65,767
West	9,347	6,831	28,607	14,429
East	4,344	5,226	15,134	10,782
Corporate	(7,151)	(2,222)	(24,878)	(15,560)

Adjusted EBITDA	$29,566	$30,425	$91,781	$75,418

The following table sets forth a reconciliation of free cash flow for the years ended December 28, 2013 and December 29, 2012.

	2013	2012
Net loss	$(103,679)	$(50,577)
Non- cash items	159,602	85,669

Net income adjusted for non-cash items	55,923	35,092
Change in working capital accounts	10,489	27,187

Net cash provided by operating activities	66,412	62,279
Capital expenditures, net of asset sales	(49,914)	(36,652)

Free cash flow	$16,498	$25,627

SUMMIT MATERIALS, LLC AND SUBSIDIARIES

Reconciliations of Non-GAAP Financial Measures

(In thousands)

The following table presents a reconciliation of net loss to Pro Forma Adjusted EBITDA for the twelve months ended December 28, 2013.

Twelve Months ended December 28, 2013
Net loss	$(103,679)
Interest expense	56,443
Income tax expense	(2,647)
Depreciation, depletion, amortization and accretion expense	72,934

EBITDA	$23,051

EBITDA for certain acquisitions	(1,596)
Discontinued operations	678
Transaction expenses	3,990
Monitoring fees and expenses	2,620
Strategic fees and initiatives	3,887
Goodwill impairment	68,202
Non-cash compensation	2,315
Deferred financing fees written off at re-financing	3,115
Loss on disposal and impairment of fixed assets	12,419
Severance and relocation costs	2,755
Other	7,015

Pro Forma Adjusted EBITDA	$128,451

SUMMIT MATERIALS, LLC AND SUBSIDIARIES

Unaudited Credit Statistics

($ in millions)

	Pro forma (1) December 28, 2013		December 28, 2013		December 29, 2012
Cash & Cash Equivalents	$129.5		$14.9		$27.4

Debt
Revolving Credit Facility ($150M Capacity)	$—		$26.0		$—
Senior Secured Term Loan	419.9		419.9		398.0
Capital Leases	8.0		8.0		3.1
Other Debt	1.6		1.6		0.6

Total Senior Secured Debt	$429.5		$455.5		$401.7
10.5% Senior Notes	510.0		250.0		250.0

Total Debt	$939.5		$705.5		$651.7
Leverage Ratio Calculations
Senior Secured Net Debt	$300.0		$440.6		$374.3
Total Net Debt	$810.0		$690.6		$624.3
Pro Forma LTM Adjusted EBITDA	$161.1		$128.5		$118.9
Senior Secured Net Leverage	1.86	x	3.43	x	3.15	x
Covenant Senior Secured Net Leverage Limit	4.75	x	4.75	x	4.75	x
Total Net Leverage	5.03	x	5.38	x	5.25	x

(1)	Includes January 17, 2014 acquisition of Alleyton (estimated $32.6 million of Adjusted EBITDA) and reflects issuance of an additional $260.0 million aggregate principal amount of 10.5% Senior Notes.

Contact:	info@summit-materials.com
303-893-0012